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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-1 of our report dated February 7, 1996, except as to the fourth paragraph of Note 9 for which the date is May 21, 1996, on our audits of the financial statements of Algos Pharmaceutical Corporation. We also consent to the reference to our firm under the captions 'Selected Financial Information' and 'Experts.'


                                          COOPERS & LYBRAND L.L.P.


Princeton, New Jersey
August 30, 1996



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